EXHIBIT 99.1

BlackLine Announces Second Quarter Financial Results

LOS ANGELES, Aug. 08, 2023 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the second quarter ended June 30, 2023.

“BlackLine delivered total revenue and non-GAAP net income that exceeded our targets this quarter,” said Owen Ryan, co-CEO of BlackLine. “While pleased with these results, we expect to drive higher operational efficiency while investing to extend our leadership position within the Office of the CFO.”

“With the continued delivery of innovative new solutions and programs for customers, our relentless focus on innovation and commitment to customer success remains a key priority,” said Therese Tucker, Founder and co-CEO of BlackLine.

Second Quarter 2023 Financial Highlights

  Total GAAP revenues of $144.6 million, an increase of 13% compared to the second quarter of 2022.
  GAAP net income attributable to BlackLine of $30.8 million, or $0.45 per diluted share compared to GAAP net loss attributable to BlackLine of $10.7 million or $(0.18) per diluted share in the second quarter of 2022.
  Non-GAAP net income attributable to BlackLine of $30.7 million or $0.41 per diluted share compared to non-GAAP net income attributable to BlackLine of $5.0 million or $0.07 per diluted share in the second quarter of 2022.
  Operating cash flow of $24.6 million, compared to $5.9 million in the second quarter of 2022.
  Free cash flow of $18.0 million, compared to $(5.1) million in the second quarter of 2022.

Second Quarter Key Metrics and Recent Business Highlights

  Added 43 net new customers in the second quarter for a total of 4,279 customers at June 30, 2023.
  Expanded the company’s user base to 377,585 users at June 30, 2023.
  Achieved a dollar-based net revenue retention rate of 106% at June 30, 2023.
  Hosted BlackLine’s annual APAC customer conference, BeyondTheBlack EMEA, in Sydney and Melbourne.
  Announced further expansion into APAC with the opening of a new office, new leadership and the launch of a local data center.
  Announced BlackLine’s new ‘5-Day Fast Track’ implementation program for mid-market customers.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Third Quarter 2023

  Total GAAP revenue is expected to be in the range of $149 million to $151 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $24 million to $26 million, or $0.32 to $0.35 per share on 74.5 million diluted weighted average shares outstanding.

Full Year 2023

  Total GAAP revenue is expected to be in the range of $586 million to $591 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $108 million to $112 million, or $1.45 to $1.51 per share on 74.4 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt issuance costs, the change in fair value of contingent consideration, transaction-related costs, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Tuesday, August 8, 2023. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

Companies come to BlackLine, Inc. (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 4,200 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including Gartner Peer Insights, G2 and TrustRadius. BlackLine is a global company with operations in Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the third quarter and full year of 2023, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the company’s industry or the global economy, the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 23, 2023, and our subsequent Quarterly Reports on Form 10-Q. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 8, 2023 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology, transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses), and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of intangible assets, stock-based compensation, transaction-related costs and impairment of cloud computing implementation costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs and impairment of cloud computing implementation costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs and restructuring costs. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt issuance costs from our convertible notes, the change in the fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs, restructuring costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and loss on extinguishment of convertible senior notes. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 8, 2023 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of June 30, 2023.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$204,514	$200,968
Marketable securities	921,737	874,083
Accounts receivable, net of allowances	129,798	150,858
Prepaid expenses and other current assets	27,697	23,658
Total current assets	1,283,746	1,249,567
Capitalized software development costs, net	36,349	32,070
Property and equipment, net	17,009	19,811
Intangible assets, net	80,645	90,864
Goodwill	443,861	443,861
Operating lease right-of-use assets	21,272	14,708
Other assets	92,484	92,775
Total assets	$1,975,366	$1,943,656
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,899	$14,964
Accrued expenses and other current liabilities	45,152	58,600
Deferred revenue, current	280,050	279,325
Finance lease liabilities, current	1,031	989
Operating lease liabilities, current	4,394	5,943
Contingent consideration, current	16,510	8,000
Total current liabilities	355,036	367,821
Finance lease liabilities, noncurrent	266	785
Operating lease liabilities, noncurrent	17,855	9,292
Convertible senior notes, net	1,387,047	1,384,306
Contingent consideration, noncurrent	2,610	33,549
Deferred tax liabilities, net	5,618	5,568
Deferred revenue, noncurrent	643	343
Other long-term liabilities	3,641	6,229
Total liabilities	1,772,716	1,807,893
Commitments and contingencies
Redeemable non-controlling interest	26,288	23,895
Stockholders’ equity:
Common stock	610	600
Additional paid-in capital	429,320	385,709
Accumulated other comprehensive loss	(1,529)	(1,472)
Accumulated deficit	(252,039)	(272,969)
Total stockholders’ equity	176,362	111,868
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,975,366	$1,943,656

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues
Subscription and support	$135,881	$120,683	$266,307	$234,208
Professional services	8,693	7,794	17,251	14,505
Total revenues	144,574	128,477	283,558	248,713
Cost of revenues
Subscription and support	30,630	25,795	59,142	49,951
Professional services	6,486	7,128	13,245	13,645
Total cost of revenues	37,116	32,923	72,387	63,596
Gross profit	107,458	95,554	211,171	185,117
Operating expenses
Sales and marketing	62,749	66,000	124,680	126,027
Research and development	26,802	27,902	53,907	53,150
General and administrative	(148)	14,345	28,828	43,997
Restructuring costs	135	—	1,149	—
Total operating expenses	89,538	108,247	208,564	223,174
Income (loss) from operations	17,920	(12,693)	2,607	(38,057)
Other income (expense)
Interest income	12,542	1,715	23,207	2,233
Interest expense	(1,470)	(1,457)	(2,925)	(2,904)
Other income (expense), net	11,072	258	20,282	(671)
Income (loss) before income taxes	28,992	(12,435)	22,889	(38,728)
Provision for (benefit from) income taxes	926	(464)	1,554	(13,326)
Net income (loss)	28,066	(11,971)	21,335	(25,402)
Net income (loss) attributable to redeemable non-controlling interest	320	(121)	405	(124)
Adjustment attributable to redeemable non-controlling interest	(3,103)	(1,185)	2,089	(4,602)
Net income (loss) attributable to BlackLine, Inc.	$30,849	$(10,665)	$18,841	$(20,676)
Basic net income (loss) per share attributable to BlackLine, Inc.	$0.51	$(0.18)	$0.31	$(0.35)
Shares used to calculate basic net income (loss) per share	60,700	59,441	60,445	59,283
Diluted net income (loss) per share attributable to BlackLine, Inc.	$0.45	$(0.18)	$0.30	$(0.35)
Shares used to calculate diluted net income (loss) per share	71,801	59,441	71,801	59,283

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss) attributable to BlackLine, Inc.	$30,849	$(10,665)	$18,841	$(20,676)
Net income (loss) and adjustment attributable to redeemable non-controlling interest	(2,783)	(1,306)	2,494	(4,726)
Net income (loss)	28,066	(11,971)	21,335	(25,402)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,346	10,659	24,350	19,806
Change in fair value of contingent consideration	(25,535)	(14,042)	(22,429)	(15,858)
Amortization of debt issuance costs	1,379	1,373	2,741	2,730
Stock-based compensation	19,948	20,609	40,386	36,511
Noncash lease expense	1,694	1,416	3,192	2,861
Accretion of purchase discounts on marketable securities, net	(8,249)	(659)	(15,768)	(564)
Net foreign currency (gains) losses	429	(644)	902	(826)
Deferred income taxes	135	(273)	(52)	(14,429)
Provision for (benefit from) credit losses	(24)	53	(19)	81
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(9,465)	(3,290)	20,701	6,169
Prepaid expenses and other current assets	1,312	934	(3,956)	3,510
Other assets	(72)	(3,104)	395	(5,198)
Accounts payable	3,436	(2,428)	(6,082)	4,127
Accrued expenses and other current liabilities	(2,574)	2,430	(13,227)	(11,385)
Deferred revenue	2,845	4,666	1,025	4,206
Operating lease liabilities	(1,858)	(2,666)	(3,512)	(4,106)
Lease incentive receipts	240	491	240	491
Other long-term liabilities	498	2,353	(2,804)	3,359
Net cash provided by operating activities	24,551	5,907	47,418	6,083
Cash flows from investing activities
Purchases of marketable securities	(413,874)	(464,199)	(725,120)	(799,749)
Proceeds from maturities of marketable securities	364,500	309,000	693,300	637,250
Capitalized software development costs	(5,439)	(5,109)	(12,318)	(9,766)
Purchases of property and equipment	(1,153)	(5,775)	(2,829)	(7,303)
Acquisition, net of cash acquired	—	—	—	(157,738)
Net cash used in investing activities	(55,966)	(166,083)	(46,967)	(337,306)
Cash flows from financing activities
Principal payments under finance lease obligations	(244)	(89)	(485)	(195)
Proceeds from exercises of stock options	9,509	1,031	11,920	2,420
Proceeds from employee stock purchase plan	5,291	4,466	5,291	4,466
Acquisition of common stock for tax withholding obligations	(1,019)	(1,815)	(13,422)	(6,002)
Financed purchases of property and equipment	—	(84)	—	(84)
Net cash provided by financing activities	13,537	3,509	3,304	605
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(166)	(416)	(207)	(687)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(18,044)	(157,083)	3,548	(331,305)
Cash, cash equivalents, and restricted cash, beginning of period	222,799	365,769	201,207	539,991
Cash, cash equivalents, and restricted cash, end of period	$204,755	$208,686	$204,755	$208,686

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$204,514	$208,454	$204,514	$208,454
Restricted cash included within other assets at end of period	241	232	241	232
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$204,755	$208,686	$204,755	$208,686

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Non-GAAP Gross Profit:
Gross profit	$107,458	$95,554	$211,171	$185,117
Amortization of acquired developed technology	2,980	2,957	5,929	5,294
Stock-based compensation(1)	3,273	2,249	6,070	3,963
Transaction-related costs	174	374	387	646
Total non-GAAP gross profit	$113,885	$101,134	$223,557	$195,020
Gross margin	74.3%	74.4%	74.5%	74.4%
Non-GAAP gross margin	78.8%	78.7%	78.8%	78.4%

Non-GAAP Operating Income:
Operating income (loss)	$17,920	$(12,693)	$2,607	$(38,057)
Amortization of intangible assets	5,134	5,206	10,219	9,368
Stock-based compensation(1)	20,451	20,609	41,334	36,511
Change in fair value of contingent consideration	(25,535)	(14,042)	(22,429)	(15,858)
Transaction-related costs	1,219	3,676	2,009	10,709
Legal settlement costs	—	—	—	690
Restructuring costs	135	—	1,149	—
Total non-GAAP operating income	$19,324	$2,756	$34,889	$3,363

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income (loss) attributable to BlackLine, Inc.	$30,849	$(10,665)	$18,841	$(20,676)
Provision for (benefit from) income taxes related to acquisitions	286	145	105	(12,991)
Amortization of intangible assets	5,134	5,206	10,219	9,368
Stock-based compensation(1)	20,364	20,517	41,104	36,357
Amortization of debt issuance costs	1,379	1,373	2,741	2,730
Change in fair value of contingent consideration	(25,535)	(14,042)	(22,429)	(15,858)
Transaction-related costs	1,219	3,676	2,009	10,709
Legal settlement costs	—	—	—	690
Restructuring costs	135	—	1,149	—
Adjustment to redeemable non-controlling interest	(3,103)	(1,185)	2,089	(4,602)
Total non-GAAP net income attributable to BlackLine, Inc.	$30,728	$5,025	$55,828	$5,727
Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.51	$0.08	$0.92	$0.10
Shares used to calculate basic non-GAAP net income per share	60,700	59,441	60,445	59,283

Diluted non-GAAP net income attributable to BlackLine, Inc. per share:
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.41	$0.07	$0.75	$0.08
Shares used to calculate diluted non-GAAP net income per share	74,502	73,093	74,178	72,648

(1) Beginning in 2023, includes amortization related to stock-based compensation that was capitalized in capitalized software development costs in previous periods and totaled $0.5 million and $0.9 million for the quarter ended and six months ended
June 30, 2023, respectively.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$62,749	$66,000	$124,680	$126,027
Amortization of intangible assets	(1,676)	(1,771)	(3,335)	(3,118)
Stock-based compensation	(6,182)	(7,438)	(12,665)	(13,362)
Transaction-related costs	(206)	(825)	(191)	(1,445)
Total non-GAAP sales and marketing expense	$54,685	$55,966	$108,489	$108,102

Non-GAAP Research and Development Expense:
Research and development expense	$26,802	$27,902	$53,907	$53,150
Stock-based compensation	(3,708)	(3,810)	(7,532)	(6,707)
Transaction-related costs	(772)	(2,119)	(1,278)	(3,661)
Total non-GAAP research and development expense	$22,322	$21,973	$45,097	$42,782

Non-GAAP General and Administrative Expense:
General and administrative expense	$(148)	$14,345	$28,828	$43,997
Amortization of intangible assets	(478)	(478)	(955)	(956)
Stock-based compensation	(7,288)	(7,112)	(15,067)	(12,479)
Change in fair value of contingent consideration	25,535	14,042	22,429	15,858
Transaction-related costs	(67)	(358)	(153)	(4,957)
Legal settlement costs	—	—	—	(690)
Total non-GAAP general and administrative expense	$17,554	$20,439	$35,082	$40,773

Total Non-GAAP Operating Expenses	$94,561	$98,378	$188,668	$191,657

Free Cash Flow
Net cash provided by operating activities	$24,551	$5,907	$47,418	$6,083
Capitalized software development costs	(5,439)	(5,109)	(12,318)	(9,766)
Purchases of property and equipment	(1,153)	(5,775)	(2,829)	(7,303)
Financed purchases of property and equipment	—	(84)	—	(84)
Free cash flow	$17,959	$(5,061)	$32,271	$(11,070)